SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2010

BLS Media, Inc.
 (Exact name of registrant as specified in Charter)

Nevada	000-52512	20-5874196
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)
1683 Duarte Drive, Henderson, Nevada 89014
 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (702) 450-2163

______________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2010, BLS Media, Inc., a Nevada corporation (“Registrant”) executed a promissory note in the amount of $200,000, with a third party investor. Such note is payable on demand by the investor and bears interest of 8% per annum. This brief description of the promissory note is not intended to be complete and is qualified in its entirety by reference to the full text of the form of promissory note as attached in Exhibit 10.1 to this report.

On April 23, 2010, the Registrant loaned $200,000 to KMR Resources, Inc. a Nevada corporation (“KMR”) in order for KMR to fund certain of its operations. In exchange for the funds, KMR executed a promissory note in that amount, which is payable on demand by the Registrant and bears interest of 8% per annum. This brief description of the promissory note is not intended to be complete and is qualified in its entirety by reference to the full text of the form of promissory note as attached in Exhibit 10.2 to this report.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 1.01 above.

Item 9.01 Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Form of Promissory Note dated April 22, 2010.
10.2	Form of Promissory Note dated April 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BLS Media, Inc.

Date: April 27, 2010	By:	/s/ Brittany Prager
Brittany Prager President